================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): DECEMBER 2, 2005


                              LAS VEGAS SANDS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


                001-32373                               27-0099920
--------------------------------------------------------------------------------
          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
--------------------------------------------------------------------------------
   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 7.01   REGULATION FD DISCLOSURE.

VENETIAN MACAO LIMITED CREDIT FACILITY

            Venetian Macau Limited ("VML"), a subsidiary of Las Vegas Sands Corp. ("LVSC"), announced that it has commenced marketing of a $2.5 billion senior secured credit facility, which is expected to consist of a $1.2 billion funded term loan, a $700 million delayed draw term loan, a $100 million local currency term loan and a $500 million revolving credit facility.

            The proceeds of the senior secured credit facility will be used to fund the design, development, construction and pre-opening costs for LVSC's development projects in Macao, including The Venetian Macao Resort-Hotel-Casino and other projects on the Cotai Strip(TM), and to pay related fees and expenses.

            The borrower under the senior secured credit facility is expected to be a newly formed Delaware limited liability company (the "Borrower"). The indebtedness under the senior secured credit facility will be guaranteed by VML, Venetian Cotai Limited and certain other Macao subsidiaries (the "Guarantors"). The Borrower's obligations under the senior secured credit facility and the guarantees of the Guarantors will be secured by a first-priority security interest in substantially all of the Borrower's and Guarantors' assets, other than capital stock, assets securing permitted furniture, fixture and equipment financings, VML's Macao gaming concession contract and certain other assets.

            Borrowings under the senior secured credit facility will bear interest, at the Borrower's option, at either an adjusted Eurodollar rate (or, in the case of the local currency term loan, adjusted HIBOR) plus a credit spread or at an alternative base rate, plus a credit spread. The Borrower is also expected to pay a commitment fee on the undrawn amount of the revolving credit facility and on the undrawn amount of the delayed draw term loan.

            The revolving credit facility and the local currency term loan are expected to have a five year maturity. The delayed draw term loan and the funded term loan are expected to mature in six and seven years, respectively. The senior secured credit facility will be subject to nominal amortization.

            LVSC expects the new credit facility to require the Borrower to make mandatory prepayments of the loans with certain funds, including:

o     the proceeds of asset sales, subject to certain reinvestment rights;

o     insurance proceeds, subject to certain reinvestment rights;

o indebtedness, except for indebtedness permitted under the credit agreement; and

o a portion of excess cash flow, subject to certain timing and other conditions.

            The senior secured credit facility is expected to contain affirmative and negative covenants customary for such financings, including limitations on liens, indebtedness, investments, dividends and restricted payments, and acquisitions and sales of assets. The senior secured credit facility will also require the Borrower to comply with financial covenants, including minimum EBITDA for a period of time and, thereafter, ratios of EBITDA to interest expense and total indebtedness to EBITDA, as well as maximum capital expenditures.

            The senior secured credit facility is expected to contain events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration; change of control; dissolution; insolvency; bankruptcy events; material judgments; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default will allow for grace periods and materiality concepts.

            The senior secured credit facility is expected to close in the first quarter of 2006 and will be subject to successful completion of the marketing of the senior secured credit facility to prospective lenders, satisfactory documentation and other customary conditions.


PROJECTED SOURCES AND USES

The following table sets forth the projected sources and uses of funds (including land premium payments for Venetian Macao and Four Seasons) for VML's developments in Macao that are to be partially funded by the senior secured credit facility.

THROUGH THIRD QUARTER OF 2007, WHEN PEAK BORROWING UNDER THE SENIOR SECURED
CREDIT FACILITY IS EXPECTED

($ in millions)

SOURCES OF FUNDS                                            USES OF FUNDS
------------------------------------------------------------------------------------------------------------
Expenditures to Date as of 9/30/05            $    224      Sands Macao Podium Expansion            $   95

Existing VML Excess Cash as of 9/30/05             122      Venetian Macao                           2,185(1)

Sands Macao Projected Free Cash Flow
Allocated to Projects                              693      Proposed Four Seasons                      529(2)

Other Property Projected Free Cash Flow                     Investments in Unrestricted
Allocated to Projects                               99           Subsidiaries of VML                   496

                                                            Cotai Strip Infrastructure Costs           109(3)

                                                            Additional Cotai Strip Casino
Vacation Suites Payments                           103      Projects Costs                              10(4)
                                              --------
TOTAL EQUITY RELATED                          $  1,241      Additional Expenses(5)                     263

Credit Facility Borrowings                       2,448
FF&E Financing(6)                                    0
                                              --------
   TOTAL DEBT RELATED                         $  2,448
------------------------------------------------------------------------------------------------------------
TOTAL SOURCES                                 $  3,688      TOTAL USES                              $3,688
------------------------------------------------------------------------------------------------------------

----------
(1) Total budgeted expenditures (excluding land) of $2.3 billion through final completion.
(2) Total budgeted expenditures (excluding land) of $590 million through final completion.
(3) Total budgeted expenditures (excluding land) of $125 million through final completion.
(4) Total budgeted expenditures (excluding land) of $295 million through final completion.
(5)  Includes interest during the construction period.
(6) VML is currently considering putting in place up to $350 million of furniture, fixture and equipment financings.

            VML also disclosed that it intends to borrow approximately $1.3 billion under the senior secured credit facility on the closing date of the facility.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 2, 2005


                                     LAS VEGAS SANDS CORP.


                                     By: /s/ Scott D. Henry
                                         -----------------------------------
                                         Name:  Scott D. Henry
                                         Title: Senior Vice President and
                                                Chief Financial Officer